UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2004 (October 29, 2004)

American Healthways, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-19364 (Commission File Number)	62-1117144 (I.R.S. Employer Identification No.)

3841 Green Hills Village Drive Nashville, Tennessee (Address of Principal Executive Offices)	37215 (Zip Code)

        Registrant’s telephone number, including area code: (615) 665-1122

        (Former name or former address, if changed since last report)

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement

Item 1.02 Termination of a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Item 9.01 Financial Statements and Exhibits

Signature

Exhibit Index

Ex-10.1 First Amended and Restated Revolving Credit Loan Agreement

Item 1.01 Entry into a Material Definitive Agreement.

       The information provided in Item 2.03 below is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

       Upon entering into the $150.0 million senior revolving credit facility on October 29, 2004 referenced in Item 2.03 below, the Company amended and restated its existing $100.0 million revolving credit and term loan agreement (the “Prior Facility”). The lending commitments under the Prior Facility were evidenced by that certain Revolving Credit and Term Loan Agreement, dated as of September 5, 2003, among the Company, SunTrust Bank, as Administrative Agent, and various other lenders, which established a $40.0 million revolving credit facility and a $60.0 million term loan facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

       On October 29, 2004, the Company entered into a First Amended and Restated Revolving Credit Loan Agreement (the “Credit Facility”) . The Credit Facility provides the Company with up to $150.0 million in borrowing capacity, including a $75.0 million sub facility for letters of credit, under a senior revolving credit facility that expires on October 29, 2009. The Company repaid the outstanding principal of $48 million on the term loan under the Prior Facility with $23.0 million in cash and a $25.0 million draw on the Credit Facility.

       The Credit Facility requires the Company to repay the principal on any loans at the maturity date of October 29, 2009. Borrowings under the Credit Facility bear interest, at the Company's option, at the prime rate plus a spread of 0.0% to 1.0% or LIBOR plus a spread of 1.25% to 2.25%, or a combination thereof. The Credit Facility also provides for a fee ranging between 0.25% and 0.5% of unused commitments. Substantially all of the Company's and its subsidiaries' assets are pledged as collateral for any borrowings under the Credit Facility.

       The Credit Facility contains various financial covenants, which require the Company to maintain, as defined, minimum ratios or levels of (i) total funded debt to EBITDA, (ii) interest coverage, (iii) fixed charge coverage, and (iv) net worth. It also prohibits the payment of dividends and limits the amount of repurchases of the Company’s common stock.

Item 9.01 Financial Statements and Exhibits.

       (c)  Exhibits

Exhibit 10.1 First Amended and Restated Revolving Credit Loan Agreement dated October 29, 2004 between American Healthways, Inc. and SunTrust Bank, as Administrative Agent, including Form Revolving Credit Note, Swingline Note, and Subsidiary Guarantee Agreement.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

American Healthways, Inc. /s/ Mary A. Chaput Mary A. Chaput Chief Financial Officer

      Date: November 3, 2004

Exhibit Index

Exhibit No.	Description

10.1	First Amended and Restated Revolving Credit Loan Agreement dated October
29, 2004 between American Healthways, Inc. and SunTrust Bank, as Administrative Agent, including Form Revolving Credit Note, Swingline Note, and Subsidiary Guarantee Agreement